Exhibit 99.1

NEWS RELEASE

Gray Media Announces Third Quarter Financial Results

Atlanta, Georgia – November 6, 2026. . . Gray Media, Inc. (NYSE: GTN) today announced its financial results for the third quarter which ended September 30, 2026.

EXECUTIVE COMMENTARY

Hilton Howell, Jr., Executive Chairman and CEO, commented, “Our third quarter results exceeded expectations across the board, highlighted by exceptionally strong political revenue of $198 million, which topped all prior third quarters for election years. With the election now behind us, we currently expect full-year 2026 political advertising to finish between $630 million and $640 million, with a midpoint 28% ahead of our $497 million in 2024 and 23% ahead of our $515 million total 2022, respectively. The expected political advertising crowd out was more than offset by the contribution from our acquisitions, resulting in core advertising revenue growth of 1% compared to the third quarter of 2025. Underlying non-political demand was stronger than we anticipated in our late September revised guidance.

“During the third quarter and into October, we extended approximately $2 billion of our debt maturities, including our revolving credit facility, and reduced our outstanding 10.500% first lien notes due 2029 by almost $1 billion through refinancings and repurchases, lowering our future annual interest expense by over $30 million. We currently expect to use our incremental political cash to reduce our outstanding debt by $175 million to $200 million during the fourth quarter of 2026, which will further reduce our interest expense going into 2027.

“We continue to be recognized for our excellence in journalism. In August, we followed up our industry-leading 93 Regional Edward R. Murrow Awards with nine National Edward R. Murrow Awards, more than any other broadcast television network, cable television network or local television group. WANF in Atlanta, which became an independent station last fall, made us particularly proud recently by winning a highly prestigious National Edward R. Murrow Award for Overall Excellence and for hosting Georgia’s first Senatorial debate and only Gubernatorial debate, proving again how Gray and WANF excel at providing valuable public service to local communities. In fact, Gray stations hosted more than 100 candidate forums and/or debates for the 2026 midterms.  We remain focused on continuing to grow the company by building on the significant financial, operational, and strategic progress achieved during the third quarter.”

Gray Media Third Quarter Results vs. Guidance:
(amounts in millions)	Revised
	3Q 2026		Reported
	Guidance (1)		3Q 2026
	Low	High	Results
Revenue (less agency commissions):
Core advertising	$351	$355	$358
Political advertising	$188	$195	$198
Total revenue	$950	$965	$972

Operating Expenses: (2)
Broadcasting	$590	$600	$596
Corporate and administrative	$30	$35	$31

Net Retransmission Revenue	$147	$150	$150

(1)	“Revised 3Q 2026 Guidance” as disclosed in our second quarter 2026 earnings press release on August 7, 2026 updated in our press release on September 28, 2026.

(2)	Operating expenses exclude depreciation, amortization, impairment and loss on disposal of long-lived assets.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.graymedia.com

During the nine-months ended September 30, 2026, we completed transactions to acquire several television stations and entered into management agreements under which we operate additional stations, pending regulatory approval to complete their acquisitions (collectively, the “2026 Acquisitions”). We also completed a transaction to swap television stations.

FINANCIAL HIGHLIGHTS:

●

Total Revenue – $972 million in the third quarter of 2026, above the high-end of our guidance of $965 million, and a 30% increase compared to third quarter 2025. The 2026 Acquisitions contributed $66 million in total advertising revenue for the third quarter 2026.

●

Core Advertising Revenue – $358 million in the third quarter of 2026, or a 1% increase compared to third quarter 2025, and above the high end of our revised guidance of $355 million for the third quarter 2026. The 2026 Acquisitions contributed $24 million in core advertising revenue for the third quarter of 2026.

●

Political Advertising Revenue – $198 million in the third quarter of 2026, above the high-end of the revised guidance of $195 million. The 2026 Acquisitions contributed $4 million in political advertising revenue for the third quarter of 2026. These results compare to $8 million in third quarter of 2025, and $173 million and $144 million in the third quarters of 2024 and 2022, respectively, the previous “on-years” of the two-year election cycle.

●

Retransmission Consent Revenue – $366 million in the third quarter of 2026, or an increase of 6% from $346 million in the third quarter of 2025. The 2026 Acquisitions contributed $37 million in retransmission consent revenue for the third quarter of 2026, which was partially offset by continued subscriber declines. Net Retransmission Revenue was $150 million in the third quarter of 2026, a 14% increase from $132 million in the third quarter of 2025. The 2026 Acquisitions contributed $9 million in Net Retransmission Revenue for the third quarter of 2026.

●

Broadcasting Expenses – $596 million in the third quarter of 2026, or a 10% increase compared to the third quarter of 2025. The 2026 Acquisitions contributed $52 million in broadcasting expenses for the third quarter of 2026.

●	Corporate Expenses – $31 million in the third quarter of 2026, or an increase of 11% compared to $28 million in third quarter of 2025.

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 2 of 12

Selected Operating Data (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
			% Change			% Change
			2026 to			2026 to
	2026	2025	2025	2026	2025	2025
	(dollars in millions)			(dollars in millions)
Revenue (less agency commissions):
Core advertising	$358	$355	1%	$1,067	$1,060	1%
Political advertising	198	8	2375%	311	30	937%
Retransmission consent	366	346	6%	1,064	1,094	(3)%
Other	16	15	7%	48	49	(2)%
Total broadcasting revenue	938	724	30%	2,490	2,233	12%
Production companies	34	25	36%	89	70	27%
Total revenue	$972	$749	30%	$2,579	$2,303	12%

Net Retransmission Revenue (1):
Retransmission consent revenue	$366	$346	6%	$1,064	$1,094	(3)%
Less: network affiliation fees	216	214	1%	622	681	(9)%
Net Retransmission Revenue	$150	$132	14%	$442	$413	7%

Operating expenses (2):
Broadcasting:
Station expenses	$380	$328	16%	$1,098	$1,000	10%
Network affiliation fees	216	214	1%	622	681	(9)%
Non-cash stock-based compensation	-	-	-	-	1	(100)%
Total broadcasting expense	$596	$542	10%	$1,720	$1,682	2%

Production companies	$29	$22	32%	$79	$62	27%

Corporate and administrative:
Corporate expenses	$27	$20	35%	$81	$65	25%
Transaction Related Expenses	1	3	(67)%	12	4	200%
Non-cash stock-based compensation	3	5	(40)%	14	16	(13)%
Total corporate and administrative expense	$31	$28	11%	$107	$85	26%

Net income (loss)	$78	$(10)	880%	$72	$(75)	196%

Adjusted EBITDA (2)	$319	$162	97%	$687	$491	40%

(1)	See definition of non-GAAP terms included herein.
(2)	Excludes depreciation, amortization, impairment and (gain) loss on disposal of assets, net.

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 3 of 12

FINANCIAL POSITION AND LEVERAGE

Debt Summary - The table below summarizes our debt principal and cash balances:

	As of
	September 30,	December 31,
	2026	2025
	(in millions)
Outstanding principal of debt obligations: (1)
First lien term loans	$739	$749
Senior secured first lien notes	1,945	1,900
Senior secured second lien notes	1,150	1,150
Senior unsecured notes	1,988	2,011
Total outstanding principal of debt obligations	5,822	5,810
Less cash	(154)	(368)
Total outstanding principal of debt obligations, less cash	$5,668	$5,442

(1)	Excludes letters of credit, accounts receivable securitization facility and preferred stock.

Recent Financing Activities and debt reduction

●

Issuance of 2034 1L Notes and Redemption of 10.500% first lien notes due 2029 (“2029 1L Notes”) – on August 21, 2026, we issued $750 million aggregate principal amount of 7.500% senior secured first lien notes due 2034 (the “2034 1L Notes”). The net proceeds from the 2034 1L Notes were used to (i) redeem $675 million outstanding principal amount of the Company’s 2029 1L Notes, (ii) repay $21 million of outstanding borrowings under the Company’s revolving credit facility, and (iii) pay fees and expenses in connection with the offering, which included the call premium and accrued and unpaid interest on the 2029 1L Notes redeemed.

●

Amended Senior Credit Facility and Incremental Term Loan G – on October 8, 2026, we amended our senior credit facility, issuing a new $600 million tranche G term loan (the “Term Loan G”) and reduced commitments under our revolving credit facility to $680 million. Both the Term Loan G and revolving credit facility have a final maturity date of July 15, 2030. The Term Loan G requires 1% annual principal repayments. Proceeds from the borrowings under the Term Loan G were used to repay $589 million in outstanding principal under the Term Loan D and pay associated transaction fees and expenses. After this use of proceeds, we have $150 million principal amount of our Term Loan D outstanding. On October 9, 2026, we further amended our senior credit facility, to increase the aggregate principal amount of the Term Loan G by an additional $75 million, to a total of $675 million. The incremental loan has identical terms to and is fungible with the Term Loan G. The net proceeds, together with cash generated from operations, were used to redeem $150 million of the 2029 1L Notes and pay fees and expenses in connection with the issuance and redemption, including the call premium and accrued and unpaid interest. After this redemption, which was completed on October 19, 2026, we have $200 million principal amount of our 2029 1L Notes outstanding.

●

Term Loan G Prepayment – On November 2, 2026, we completed an optional principal prepayment of $25 million on our Term Loan G. As a result, we have satisfied all scheduled amortization payments due prior to the July 15, 2030 Term Loan G maturity date.

●

Amended Revolving Accounts Receivable Securitization Facility – on November 5, 2026, we amended our accounts receivable securitization facility to, among other things, extend the scheduled termination date to November 5, 2029, add a $50 million uncommitted tranche that is available subject to borrowing base capacity under the facility and reduce the drawn pricing margin from 1.25% to 1.15%.

Leverage Metrics - As of September 30, 2026, calculated as set forth in our Senior Credit Agreement (unaudited):

●	Consolidated First Lien Net Leverage Ratio 2.54 to 1.00

●	Consolidated Secured Net Leverage Ratio 3.70 to 1.00

●	Consolidated Total Net Leverage Ratio 5.70 to 1.00

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 4 of 12

Liquidity - As of September 30, 2026:

●	Cash – $154 million
●

Borrowing availability under our $750 million undrawn revolving credit facility - $745 million (reflecting only certain outstanding undrawn letters of credit) (On October 8, 2026, we reduced the aggregate commitments on our revolving credit facility to $680 million, resulting in $675 million of borrowing availability)

●

Capacity under our Accounts Receivable Securitization (“ARS”) facility was approximately $379 million, reflecting lower core advertising receivables driven by strong political advertising revenues, which are paid in advance. The ARS was fully funded as of September 30, 2026.

Guidance for the Three Months and Twelve Months Ending December 31, 2026

Based on our current forecasts for the fourth quarter ending December 31, 2026, we anticipate the following key financial results, as outlined below in approximate ranges and as compared to the quarter ended December 31, 2025, as well as certain currently anticipated full-year financial results. Our guidance includes estimated results for all television stations that were fully acquired as of November 6, 2026, as well as the ASM and WHPM stations.

As always, guidance may change in the future based on several factors and therefore may not reflect future actual results.

	Quarter Ending			Year Ending
		December 31, 2026		December 31, 2026
	December 31, 2025	(Guidance)		(Guidance)
	(Actual) (Unaudited)	Low	High	Low	High
	(in millions)
Revenue (less agency commissions):
Core advertising revenue	$392	Down LSD to MSD		Flat to Down LSD
Political advertising revenue	$12	$319	$329	$630	$640
Total revenue (less agency commissions)	$792	$1,115	$1,140	$3,695	$3,720

Net Retransmission Revenue	$134	$152	$155	$594	$597

Operating expenses: (1)
Broadcasting	$557	$630	$640	$2,350	$2,360
Corporate and administrative	$28	$35	$40	$142	$147

Year Ending
December 31,
2026
Estimated supplemental information:	(Guidance)
(in millions)
Interest expense	$450
Amortization of deferred financing costs	$14
Preferred stock dividends	$50
Common stock dividends	$33
Capital Expenditures	$110 to $120
Income tax payments, net of refunds	$75 to $85

(1)	Operating expenses excludes depreciation, amortization and loss on disposal of long-lived assets.

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 5 of 12

The Company

We are a multimedia company headquartered in Atlanta, Georgia. We are the nation’s largest owner of top-rated local television stations and digital assets. We serve 117 full-power television markets that collectively reach approximately 37% of US television households. The portfolio includes 78 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station in average all-day ratings across the 116 of such markets that were measured by Nielsen in 2025. We also own the largest Telemundo Affiliate group with 46 markets and Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Our additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: the inability to achieve estimates of future revenue, expenses, capital expenditures, and income tax payments, the inability to complete the pending acquisitions within the expected timeframes, or at all, including as a result of the failure to obtain necessary FCC or other regulatory approvals, and other future events. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein, which reports are made publicly available via our website, www.graymedia.com. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, we undertake no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our operating results for the quarter ended September 30, 2026, on Friday, November 6, 2026. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is 1-800-715-9871 or 1-646-307-1963 using conference ID 3663076. The call will be webcast live and available for replay at www.graymedia.com. The taped replay of the conference call will be available at 1-800-770-2030 using conference ID 3663076 until December 4, 2026.

Gray Contact:

Web site: www.graymedia.com

Alan Gould, Vice President, Investor Relations, (404) 266-8333, alan.gould@graymedia.com

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 6 of 12

GRAY MEDIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except for share data)

	September 30,	December 31,
	2026	2025
Assets:
Current assets:
Cash	$154	$368
Accounts receivable, net	197	205
Current portion of program broadcast rights, net	26	17
Income tax refunds receivable	1	6
Prepaid income taxes	74	35
Prepaid and other current assets	48	25
Total current assets	500	656

Property and equipment, net	1,530	1,509
Operating leases right-of-use asset	82	66
Broadcast licenses	5,497	5,309
Goodwill	2,699	2,642
Other intangible assets, net	94	157
Investment in broadcasting and technology companies	38	37
Deferred pension assets	22	21
Other	32	43
Total assets	$10,494	$10,440

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$151	$144
Employee compensation and benefits	115	103
Accrued interest	92	151
Other accrued expenses	72	47
Federal and state income taxes	5	5
Current portion of program broadcast obligations	26	18
Deferred revenue	58	20
Dividends payable	15	16
Current portion of operating lease liabilities	11	10
Current portion of long-term debt	-	2
Total current liabilities	545	516

Long-term debt, less current portion and deferred financing costs	5,764	5,742
Deferred income taxes	1,304	1,300
Operating lease liabilities, less current portion	75	59
Other	17	18
Total liabilities	7,705	7,635

Series A Perpetual Preferred Stock, no par value; cumulative; redeemable; designated 1,500,000 shares, issued and outstanding 600,000 shares and 650,000 shares, respectively, and $600 and $650 aggregate liquidation value, respectively	600	650

Stockholders’ equity:
Common stock, no par value; authorized 200,000,000 shares, issued 115,287,978 shares and 113,779,383 shares, outstanding 93,115,076 shares and 92,444,984 shares, respectively	1,218	1,210
Class A common stock, no par value; authorized 25,000,000 shares, issued 12,978,335 shares and 12,198,808 shares, outstanding 9,869,307 shares and 9,557,830 shares, respectively	73	67
Retained earnings	1,234	1,205
Accumulated other comprehensive loss, net of income tax	(4)	(4)
	2,521	2,478
Treasury stock at cost, common stock, 22,172,902 shares and 21,334,399 shares, respectively	(292)	(288)
Treasury stock at cost, Class A common stock, 3,109,028 shares and 2,640,978 shares, respectively	(40)	(35)
Total stockholders’ equity	2,189	2,155
Total liabilities and stockholders’ equity	$10,494	$10,440

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 7 of 12

GRAY MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue (less agency commissions):
Broadcasting	$938	$724	$2,490	$2,233
Production companies	34	25	89	70
Total revenue (less agency commissions)	972	749	2,579	2,303
Operating expenses before depreciation, amortization, impairment and (gain) loss on disposal of long-lived assets, net:
Broadcasting	596	542	1,720	1,682
Production companies	29	22	79	62
Corporate and administrative	31	28	107	85
Depreciation	34	33	101	99
Amortization of intangible assets	16	23	69	80
Impairment of intangible assets	-	-	-	28
(Gain) loss on disposal of long-lived assets, net	-	(1)	20	(9)
Operating expenses	706	647	2,096	2,027
Operating income	266	102	483	276
Other (expense) income:
Miscellaneous (expense) income, net	-	(3)	8	(2)
Interest expense	(118)	(120)	(352)	(355)
Loss from early extinguishment of debt	(40)	(7)	(40)	(6)
Income (loss) before income taxes	108	(28)	99	(87)
Income tax expense (benefit)	30	(18)	27	(12)
Net income (loss)	78	(10)	72	(75)
Preferred stock dividends	(12)	(13)	(38)	(39)
Deemed contribution on repurchase of Series A Perpetual Preferred Stock	-	-	20	-
Net income (loss) attributable to common stockholders	$66	$(23)	$54	$(114)

Basic per share information:
Net income (loss) attributable to common stockholders	$0.67	$(0.24)	$0.55	$(1.19)
Weighted-average shares outstanding	98	97	98	96

Diluted per share information:
Net income (loss) attributable to common stockholders	$0.66	$(0.24)	$0.54	$(1.19)
Weighted-average shares outstanding	100	97	100	96

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 8 of 12

GRAY MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2026	2025
Operating activities:
Net income (loss)	$72	$(75)
Adjustments to reconcile net income (loss) to net cash provided by
Operating activities:
Depreciation	101	99
Amortization of intangible asset	69	80
Amortization of deferred loan costs	11	12
Amortization of stock-based compensation	14	17
Amortization of program broadcast rights	20	19
Payments on program broadcast obligations	(21)	(20)
Deferred income taxes	-	(37)
Loss (gain) on disposal of long-lived assets, net	20	(4)
Gain on sale of investment	(8)	(5)
Loss from early extinguishment of debt	40	6
Impairment of other intangible assets	-	28
Other	3	11
Changes in operating assets and liabilities:
Accounts receivable, net	12	133
Income taxes receivable or prepaid	(34)	(15)
Other current assets	(17)	(9)
Accounts payable	(13)	(40)
Employee compensation, benefits and pension cost	11	(15)
Accrued interest	(59)	(9)
Income taxes payable	(1)	2
Deferred revenue	38	(1)
Net cash provided by operating activities	258	177

Investing activities:
Acquisitions of businesses and broadcast licenses, net of cash acquired	(302)	-
Purchases of property and equipment	(71)	(65)
Proceeds from asset sales	2	17
Proceeds from sale of investment	10	24
Investments in broadcast, production and technology companies	(8)	(8)
Other	(3)	(2)
Net cash used in investing activities	(372)	(34)

Financing activities:
Proceeds from borrowings on long-term debt	940	1,855
Repayments of borrowings on long-term debt	(928)	(1,858)
Payments on financing leases	(1)	-
Repurchase of Series A preferred stock	(30)	-
Payments of common stock dividends	(25)	(24)
Payments of preferred stock dividends	(39)	(39)
Deferred and other loan costs	(8)	(25)
Payments of taxes related to net share settlement of equity awards	(9)	(5)
Net cash used in financing activities	(100)	(96)
Net increase (decrease) in cash	(214)	47
Cash at beginning of period	368	135
Cash at end of period	$154	$182

Supplemental non-cash investing activities:
Non-cash exchange of television stations	$70	$-

Supplemental non-cash financing activities:
Deemed contribution on repurchase of Series A Perpetual Preferred Stock	$20	$-

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 9 of 12

Non-GAAP Terms

This earnings release includes certain non-GAAP financial measures, such as “Adjusted EBITDA” and “Net Retransmission Revenue.” We present these measures, in addition to results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), because we believe they are useful in evaluating the performance of the business. Adjusted EBITDA is calculated as net income (loss), adjusted for income tax expense (benefit), interest expense, gain or loss on extinguishment of debt, non-cash stock-based compensation costs, non-cash 401(k) expense, depreciation, amortization of intangible assets, impairment of goodwill and other intangible assets, impairment of investments, loss (gain) on asset disposals and certain other miscellaneous items. Net Retransmission Revenue is calculated as retransmission consent revenue less broadcasting network affiliation fees. See “Selected Operating Data” above for a reconciliation of Net Retransmission Revenue to the most comparable GAAP metric. We consider Adjusted EBITDA and Net Retransmission Revenue to be indicators of our operating performance.

In addition to results prepared in accordance with GAAP, “Leverage Ratio Denominator” is a metric that we use to calculate our compliance with certain financial covenants in our indebtedness agreements. This metric is calculated as specified in our Senior Credit Agreement and is a significant measure that represents the denominator of a formula used to calculate compliance with certain material financial covenants within the Senior Credit Agreement that govern our ability to incur indebtedness, incur liens, make investments and make restricted payments, among other limitations usual and customary for credit agreements of this type. Accordingly, we believe this metric may be useful to investors to understand how we assess compliance with our Senior Credit Agreement. Leverage Ratio Denominator gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on October 1, 2024. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the various transactions. Certain financial information related to the acquisitions, if applicable, has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which we cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the completeness or accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Leverage Ratio Denominator as determined in the Senior Credit Agreement and the adjustments to such information, including expected synergies, if applicable, resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933, and should not be relied upon as indicative of future results. Leverage Ratio Denominator, as determined in the Senior Credit Agreement, represents an average amount for the preceding eight quarters then ended.

Our “Specified Transaction Costs and Expenses” are defined in our Senior Credit Agreement and include incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, to enhance the comparability of our operating expenses and results of operations across periods. Our “Capitalized Lease Obligations” are defined in our Senior Credit Agreement and include certain leases accounted for as finance leases in accordance with GAAP.

Our “Consolidated First Lien Net Debt”, “Consolidated Secured Net Debt” and “Consolidated Total Net Debt” in each case presented net of all cash, represents the amount of outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement for the applicable amount of indebtedness.

These non-GAAP measures are not defined by GAAP, and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such measures are used by us in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 10 of 12

Reconciliation of Adjusted EBITDA (Unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	(in millions)
Net income (loss)	$78	$(10)	$72	$(75)
Adjustments to reconcile from net income (loss) to Adjusted EBITDA:
Depreciation	34	33	101	99
Amortization of intangible assets	16	23	69	80
Non-cash stock-based compensation	3	5	14	17
Impairment of goodwill and other intangible assets	-	-	-	28
(Gain) loss on disposal of long-lived assets, net	-	(1)	20	(9)
Miscellaneous expense (income), net	-	3	(8)	2
Interest expense	118	120	352	355
Loss from early extinguishment of debt	40	7	40	6
Income tax expense (benefit)	30	(18)	27	(12)
Adjusted EBITDA	$319	$162	$687	$491

Supplemental Information:
Pension expense	$-	$3	$-	$3
Amortization of deferred loan costs	$4	$4	$11	$12
Preferred stock dividends paid	$12	$13	$39	$39
Common stock dividends paid	$8	$8	$25	$24
Purchases of property and equipment	$35	$25	$71	$65
Income taxes paid, net of refunds	$18	$-	$60	$39

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 11 of 12

Calculation of Leverage Ratio Denominator, Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio as each is defined in our Senior Credit Agreement (Unaudited):

Eight Quarters Ended
September 30, 2026
(in millions)
Net income	$156
Adjustments to reconcile from net income to Leverage Ratio
Denominator as defined in our Senior Credit Agreement:
Depreciation	270
Amortization of intangible assets	204
Non-cash stock-based compensation	40
Loss on disposal of assets, net	6
Interest expense	948
Loss on early extinguishment of debt	15
Income tax expense	47
Impairment of investments, goodwill and other intangible assets	74
Amortization of program broadcast rights	55
Payments for program broadcast rights	(55)
Pension expense	3
Adjustments for unrestricted subsidiaries	43
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	161
Specified Transaction Costs and Expenses	22
Other	2
Total eight quarters ended September 30, 2026	$1,991
Leverage Ratio Denominator (total eight quarters ended September 30, 2026, divided by 2)	$996

September 30, 2026
(dollars in millions)

Total outstanding principal secured by a first lien	$2,684
Cash	(154)
Consolidated First Lien Net Debt	$2,530
Consolidated First Lien Net Leverage Ratio
(maximum permitted incurrence is 3.50 to 1.00) (1)	2.54

Total outstanding principal secured by a lien	$3,834
Letters of credit and Capitalized Lease Obligations	6
Cash	(154)
Consolidated Secured Net Debt	$3,686
Consolidated Secured Net Leverage Ratio
(maximum permitted incurrence is 5.50 to 1.00) (2)	3.70

Total outstanding principal, including current portion	$5,822
Letters of credit and Capitalized Lease Obligations	6
Cash	(154)
Consolidated Total Net Debt	$5,674
Consolidated Total Net Leverage Ratio (maximum permitted incurrence is 7.00 to 1.00)	5.70

(1)	At any time any amounts are outstanding under our revolving credit facility, our maximum Consolidated First Lien Net Leverage Ratio cannot exceed 4.25 to 1.00.
(2)	For the 2032 2L Notes the maximum permitted Second Lien incurrence is 4.5 to 1.00.

Gray Media, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2026	Page 12 of 12